Exhibit 10.47

SECOND AMENDMENT
TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Second Amendment to Amended and Restated Employment Agreement (this “Second Amendment”), dated September 24, 2002, is entered into by and between St. John Knits, Inc., a California corporation (“Company”), and Kelly A. Gray, an individual (“Executive”), and amends terms of that certain Amended and Restated Employment Agreement, dated as of July 14, 1998, as amended, between the Company and Executive (the “1998 Agreement”). In consideration of the mutual covenants and agreement set forth herein, the parties hereto agree as follows (all capitalized terms not defined herein shall have the meanings set forth in the 1998 Agreement).

1. Section II.1 of the 1998 Agreement shall be amended to reflect an increase in the Base Salary from $500,000 to $650,000, effective as of November 5, 2001.

2. Section II.6 of the 1998 Agreement shall be amended to reflect an increase in the Modeling Fee from $400,000 to $500,000, effective as of July 29, 2002.

3. Section IV.5(e) of the 1998 Agreement shall be amended to reflect that twice Executive’s Base Salary shall be equal to $1,300,000.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

“Company” St. John Knits, Inc., a California corporation

By:	/s/ Bob Gray
Bob Gray Chief Executive Officer

“Executive”

/s/ Kelly A. Gray
Kelly A. Gray